Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com

Park Hotels & Resorts Inc. Reports Second Quarter 2018 Results (CORRECTED)

TYSONS, VA (August 1, 2018) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2018. Highlights include:

Second Quarter 2018 Highlights

•	Comparable RevPAR was $185.58, an increase of 4.3% from the same period in 2017;
•	Net income was $218 million and net income attributable to stockholders was $216 million;
•	Adjusted EBITDA was $228 million, an increase of 5.1% over the same period in 2017;
•	Adjusted FFO attributable to stockholders was $187 million, an increase of 8.1% over the same period in 2017;
•	Diluted earnings per share was $1.07;
•	Diluted Adjusted FFO per share was $0.93, an increase of 14.8% over the same period in 2017;
•	Comparable Hotel Adjusted EBITDA margin was 31.9%, an increase of 150 bps from the same period in 2017;
•	Completed the sale of a joint venture ownership interest in the Hilton Berlin at an EBITDA multiple of 20x, for which Park’s pro rata share of the sales price was $140 million.

Thomas J. Baltimore, Jr., Chairman, President and Chief Executive Officer, stated, “I am extremely pleased to announce a very strong quarter, which highlights the benefits of a robust group base for our portfolio.  We continue to execute against our internal growth strategies of grouping up, improving margins and recycling capital. Group pace continues to accelerate, up almost 5% for the year and improving to over 9% for 2019, while margins increased 150 bps during the quarter.  We continue to take advantage of strong demand for hotel real estate by selling our JV interest in the Hilton Berlin at a significant EBITDA multiple of 20x, while initiating the second phase of our non-core hotel sales.  Overall, we are encouraged by our results and while we expect our second quarter to be our strongest this year, our outlook remains positive for the second half with fundamentals continuing to improve and the transaction market accelerating.”

Selected Statistical and Financial Information
(unaudited, amounts in millions, except per share data, Comparable RevPAR and Comparable ADR)

	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	Change		2018	2017	Change
Comparable RevPAR	$185.58	$177.86	4.3%		$175.63	$170.89	2.8%
Comparable Occupancy	86.1%	85.1%	1.0	% pts	82.3%	81.8%	0.5	% pts
Comparable ADR	$215.58	$209.07	3.1%		$213.33	$208.86	2.1%

Net income(1)	$218	$115	89.6%		$367	$2,465	NM(2)
Net income attributable to stockholders(1)	$216	$112	92.9%		$366	$2,462	NM(2)

Adjusted EBITDA	$228	$217	5.1%		$402	$394	2.0%
Comparable Hotel Adjusted EBITDA	$215	$193	11.4%		$374	$352	6.3%
Comparable Hotel Adjusted EBITDA margin	31.9%	30.4%	150	bps	29.6%	28.8%	80	bps
Adjusted FFO attributable to stockholders	$187	$173	8.1%		$324	$311	4.2%

Earnings per share - Diluted(1)(3)	$1.07	$0.52	NM(2)		$1.77	$11.48	NM(2)
Adjusted FFO per share - Diluted(3)	$0.93	$0.81	14.8%		$1.57	$1.45	8.3%
Weighted average shares outstanding - Diluted	201	215	(14)		206	214	(8)

(1)

The three and six months ended June 30, 2017 includes an income tax benefit from the derecognition of deferred tax liabilities of $24 million and $2,312 million, respectively, associated with Park’s intent to elect REIT status.

(2)	Percentage change is not meaningful.
(3)	Per share amounts are calculated based on unrounded numbers.

Top 10 Hotels

RevPAR at Park’s Top 10 Hotels, which account for approximately 70% of Hotel Adjusted EBITDA, increased 6% during the quarter and 3.8% year-to-date, primarily due to increases in occupancy and rate, as compared to the same period in 2017. Highlights within the Top 10 Hotels include:

•

Hilton Hawaiian Village Waikiki Beach Resort: RevPAR growth was 3.3% for the quarter and 2.1% year-to-date from an increase in both group business, which was up over 9% from the second quarter last year, and transient business;

•	New York Hilton Midtown: RevPAR increased 5.0% for the quarter and 2.5% year-to-date, from an increase in group business of more than 33% versus the second quarter last year;
•

Hilton San Francisco Union Square / Parc 55 San Francisco – a Hilton Hotel: Combined RevPAR increased 13.7% for the quarter and 6.3% year-to-date from increases in group business of 55% combined for the quarter, following the partial completion of renovations at the Moscone Center and increased transient rate;

•

Hilton Waikoloa Village: Despite some disruption caused by the eruption of the Kilauea volcano, RevPAR growth was 6.9% for the quarter and 8.4% year-to-date from increases in both group and transient rates over the same periods in the prior year;

•	Hilton New Orleans Riverside: RevPAR growth was 2.2% for the quarter and 2.7% year-to-date from an increase in occupancy from transient business;
•	Hilton Chicago: RevPAR increased 10.5% during the quarter and 4.7% year-to-date benefiting from a more than 20% increase in group business from the second quarter of last year;
•

Hilton Orlando Bonnet Creek / Waldorf Astoria Orlando: Combined RevPAR decreased 3.1% for the quarter and increased 2.5% year-to-date.  The decrease in the second quarter resulted from a decrease in occupancy at both hotels, offset by an increase in group rate during the quarter and overall group business year-to-date;

•

Casa Marina, A Waldorf Astoria Resort: RevPAR declined 2.4% during the quarter and 1.3% year-to-date from disruptions following the start of the next phase of renovations during the second quarter related to Hurricane Irma and from Tropical Storm Alberto over Memorial Day weekend resulting in declines in transient business, which was partially offset by an increase in group business.

Total Consolidated Comparable Hotels

Comparable RevPAR increased 4.3% for the quarter and 2.8% year-to-date primarily due to a 3.1% and 2.1% increase in rate, respectively, and 1.0% pts and 0.5% pts increase in occupancy, respectively, as compared to the same periods in 2017. Group rooms revenue increased 17.7% for the quarter and 7.7% year-to-date, offset by a 4.2% and 1.8% decline in transient rooms revenue, respectively, as compared to the same periods in 2017. The overall increase in RevPAR was a result of both increases in occupancy and ADR at Park’s Northern California, Hawaii, Chicago, and New York hotels during those periods, primarily attributable to increases in group business at urban and resort hotels in these markets. The overall increase in RevPAR for Park’s comparable hotels during both periods was partially offset by a decline in RevPAR for its Southern California hotels primarily from renovation displacement at the Hilton Santa Barbara Beachfront Resort; these renovations were completed in April 2018.

Hurricanes Irma and Maria

In September 2017, Hurricanes Irma and Maria caused damage and disruption at the Caribe Hilton in San Juan, Puerto Rico and Park’s two hotels in Key West, Florida. Park expects the Caribe Hilton to remain closed for almost all of 2018 and the results of operations of that property are presented as non-comparable. Full year 2017 EBITDA at the Caribe Hilton, prior to the hurricanes, was projected to be $8 million.

Park expects that insurance proceeds, excluding any applicable insurance deductibles, will be sufficient to cover a significant portion of the property damage to the hotels and loss of business. To date, Park has received $65 million of insurance proceeds for both Key West hotels and the Caribe Hilton, including $25 million received in the second quarter. These insurance proceeds included $7 million received for business interruption at the Caribe Hilton in the second quarter, which, when netted against fees and expenses, equates to approximately $5 million of Adjusted EBITDA for the second quarter. An additional advance of $25 million for the Caribe Hilton has been submitted, and Park expects to receive cash proceeds during the third quarter.

Dispositions

During the six months ended June 30, 2018, Park completed the sale of the following 12 consolidated hotels in four separate transactions (the results of these hotels are presented as non-comparable), and its interests in one unconsolidated joint venture:

Hotel	Location	Month Sold	Room Count	Sales Price
Hilton Rotterdam	Rotterdam, Netherlands	January 2018	254	$62.2
			254	62.2
Embassy Suites Portfolio(1)
Embassy Suites by Hilton Kansas City Overland Park	Overland Park, Kansas	February 2018	199	25.0
Embassy Suites by Hilton San Rafael Marin County	San Rafael, California	February 2018	236	37.9
Embassy Suites by Hilton Atlanta Perimeter Center	Atlanta, Georgia	February 2018	241	32.9
			676	95.8
UK Portfolio(1)
Hilton Blackpool	Blackpool, United Kingdom	February 2018	278	N/A
Hilton Belfast	Belfast, United Kingdom	February 2018	198	N/A
Hilton London Angel Islington	London, United Kingdom	February 2018	188	N/A
Hilton Edinburgh Grosvenor	Edinburgh, United Kingdom	February 2018	184	N/A
Hilton Coylumbridge	Aviemore, United Kingdom	February 2018	175	N/A
Hilton Bath City	Bath, United Kingdom	February 2018	173	N/A
Hilton Milton Keynes	Milton Keynes, United Kingdom	February 2018	138	N/A
			1,334	188.5

Hilton Durban	Durban, South Africa	February 2018	328	32.5
Hilton Berlin(2)	Berlin, Germany	May 2018	601	140.0
			929	172.5
Total			3,193	$519.0

(1)	Hotels were sold as a portfolio.
(2)	Unconsolidated joint venture in which Park owned a 40% interest. Total sales price was $350 million.

Balance Sheet and Liquidity

Park had the following debt outstanding as of June 30, 2018:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	As of June 30, 2018
Fixed Rate Debt
Mortgage loan	DoubleTree Hotel Spokane City Center	3.55%	October 2020	$12
Commercial mortgage-backed securities loan	Hilton San Francisco Union Square, Parc 55 San Francisco - a Hilton Hotel	4.11%	November 2023	725
Commercial mortgage-backed securities loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	165
Capital lease obligations		3.07%	2021 to 2022	1
Total Fixed Rate Debt		4.16%(1)		2,178

Variable Rate Debt
Revolving credit facility(2)	Unsecured	L + 1.60%	December 2021(3)	—
Term loan	Unsecured	L + 1.55%	December 2021	750
Mortgage loan	DoubleTree Hotel Ontario Airport	L + 2.25%	May 2022(3)	30
Total Variable Rate Debt		3.67%(1)		780

Less: unamortized deferred financing costs and discount				(11)
Total Debt(4)		4.03%(1)		$2,947

(1)	Calculated on a weighted average basis.
(2)	$1 billion available.
(3)	Assumes the exercise of all extensions that are exercisable solely at Park’s option.
(4)	Excludes $234 million of Park’s share of debt of its unconsolidated joint ventures.

Total cash and cash equivalents were $438 million as of June 30, 2018, including $17 million of restricted cash.

Capital Investments

Park invested $33 million in the second quarter (and $81 million year-to-date) on capital improvements at its hotels, including $16 million on improvements made to guest rooms, lobbies and other guest-facing areas. Key projects include:

•	New York Hilton Midtown: $6 million primarily on phase four of guest room renovations;
•	Hilton Santa Barbara Beachfront Resort: $5 million primarily on the conversion from a Doubletree to a Hilton; which was completed in April 2018;
•	Hilton Boston Logan Airport: $3 million primarily on phase one of guest room renovations;
•	Hilton Waikoloa Village: $2 million primarily on restaurant renovations;
•	Hilton San Francisco Union Square: $2 million primarily on the final phase of guest room renovations; and
•	Hilton Short Hills: $1 million primarily on renovations to add 10 new rooms to the property, new bathrooms and soft goods.

Dividends

Park declared a second quarter 2018 cash dividend of $0.43 per share to stockholders of record as of June 29, 2018. Additionally, in May 2018, following the sale of the Hilton Berlin, Park declared a special cash dividend of $0.45 per share to stockholders of record as of June 29, 2018.  Both the second quarter 2018 dividend and the special dividend were paid on July 16, 2018.

On July 26, 2018, Park declared a third quarter 2018 cash dividend of $0.43 per share to be paid on October 15, 2018 to stockholders of record as of September 28, 2018.

Full Year 2018 Outlook

Park has updated its 2018 guidance that was previously provided on May 3, 2018. Park now expects the full year 2018 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts)

	2018 Outlook as of August 1, 2018				2018 Outlook as of May 3, 2018				Change at Midpoint
Metric	Low		High		Low		High
Comparable RevPAR Growth	2.0%		3.0%		0.5%		2.5%		1.0%

Net income	$465		$493		$336		$369		$127
Net income attributable to stockholders	$461		$486		$331		$364		$126
Diluted earnings per share(1)	$2.26		$2.38		$1.62		$1.78		$0.62

Adjusted EBITDA	$730		$760		$710		$750		$15
Comparable Hotel Adjusted EBITDA margin change	0	bps	60	bps	(70)	bps	30	bps	50	bps
Adjusted FFO per share - Diluted(1)	$2.84		$2.96		$2.76		$2.92		$0.06
			.
(1)	Per share amounts are calculated based on unrounded numbers.

Full year 2018 guidance is based in part on the following assumptions:

•

General and administrative expenses are projected to be $44 million, excluding $16 million of non-cash share-based compensation expense, $4 million of transition expense and $1 million of severance expense;

•	Fully diluted weighted average shares are expected to be 203.8 million;
•

Includes $8 million of Adjusted EBITDA from the Caribe Hilton representing a full year of operations, of which $5 million was recognized during the second quarter, for which Park expects to be covered by business interruption insurance resulting from the hotel being closed for most of 2018 following the damage caused by Hurricane Maria; and

•	Excludes potential future acquisitions and dispositions, which could result in a material change to Park’s outlook.

Supplemental Disclosures

In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call

Park will host a conference call for investors and other interested parties to discuss second quarter 2018 results on

Thursday, August 2, 2018 beginning at 10:00 a.m. Eastern Time.

Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally, and requesting Park Hotels & Resorts’ Second Quarter 2018 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.

A replay and transcript of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated acquisitions and dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2017, as such factors may be updated from time to time in Park’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Park presents certain non-GAAP financial measures in this press release, including NAREIT FFO attributable to stockholders Adjusted FFO attributable to stockholders, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, and Hotel Adjusted EBITDA margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.

About Park

Park is a leading lodging REIT with a diverse portfolio of hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 54 premium-branded hotels and resorts with over 32,000 rooms, a majority of which are located in prime United States markets with high barriers to entry.

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in millions, except share and per share data)

	June 30,	December 31,
	2018	2017
ASSETS
Property and equipment, net	$7,999	$8,311
Assets held for sale, net	—	37
Investments in affiliates	56	84
Goodwill	607	606
Intangibles, net	27	41
Cash and cash equivalents	421	364
Restricted cash	17	15
Accounts receivable, net	180	125
Prepaid expenses	46	48
Other assets	98	83
TOTAL ASSETS	$9,451	$9,714
LIABILITIES AND EQUITY
Liabilities
Debt	$2,947	$2,961
Accounts payable and accrued expenses	181	215
Due to hotel manager	107	141
Due to Hilton Grand Vacations	138	138
Deferred income tax liabilities	36	65
Other liabilities	285	232
Total liabilities	3,694	3,752
Stockholders' Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 201,253,015 shares issued and 201,178,717 shares outstanding as of June 30, 2018 and 214,873,778 shares issued and 214,845,244 shares outstanding as of December 31, 2017	2	2
Additional paid-in capital	3,581	3,825
Retained earnings	2,231	2,229
Accumulated other comprehensive loss	(8)	(45)
Total stockholders' equity	5,806	6,011
Noncontrolling interests	(49)	(49)
Total equity	5,757	5,962
TOTAL LIABILITIES AND EQUITY	$9,451	$9,714

PARK HOTELS & RESORTS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues
Rooms	$451	$469	$869	$901
Food and beverage	205	200	388	392
Ancillary hotel	58	48	108	95
Other	17	16	34	29
Total revenues	731	733	1,399	1,417

Operating expenses
Rooms	112	118	224	231
Food and beverage	131	132	257	263
Other departmental and support	155	166	311	330
Other property-level	50	51	103	102
Management and franchise fees	39	39	72	73
Depreciation and amortization	69	73	139	143
Corporate general and administrative	15	16	31	30
Other	18	15	35	28
Total expenses	589	610	1,172	1,200

Gain on sales of assets, net	7	—	96	—

Operating income	149	123	323	217

Interest income	1	1	2	1
Interest expense	(31)	(31)	(62)	(61)
Equity in earnings from investments in affiliates	8	8	12	12
Loss on foreign currency transactions	(4)	(4)	(3)	(3)
Other gain (loss), net	108	(1)	108	(1)

Income before income taxes	231	96	380	165
Income tax (expense) benefit	(13)	19	(13)	2,300

Net income	218	115	367	2,465
Net income attributable to noncontrolling interests	(2)	(3)	(1)	(3)
Net income attributable to stockholders	$216	$112	$366	$2,462

Earnings per share:
Earnings per share - Basic	$1.07	$0.52	$1.77	$11.79
Earnings per share - Diluted	$1.07	$0.52	$1.77	$11.48

Weighted average shares outstanding - Basic	200	214	205	208
Weighted average shares outstanding - Diluted	201	215	206	214

Dividends declared per common share	$0.88	$0.43	$1.31	$0.86

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income	$218	$115	$367	$2,465
Depreciation and amortization expense	69	73	139	143
Interest income	(1)	(1)	(2)	$(1)
Interest expense	31	31	62	61
Income tax expense (benefit)	13	(19)	13	(2,300)
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	5	7	12	12
EBITDA	335	206	591	380
Gain on sales of assets, net	(7)	—	(96)	—
Gain on sale of investments in affiliates(1)	(108)	—	(108)	—
Loss on foreign currency transactions	4	4	3	3
Transition expense	—	1	2	2
Severance expense	1	—	1	—
Share-based compensation expense	4	4	8	7
Other items	(1)	2	1	2
Adjusted EBITDA	$228	$217	$402	$394

(1)	Included in other gain (loss), net.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

COMPARABLE HOTEL ADJUSTED EBITDA AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Adjusted EBITDA	$228	$217	$402	$394
Less: Adjusted EBITDA from investments in affiliates	14	15	26	24
Less: All other(1)	(14)	(11)	(26)	(23)
Hotel Adjusted EBITDA	228	213	402	393
Less: Adjusted EBITDA from non-comparable hotels	13	20	28	41
Comparable Hotel Adjusted EBITDA	$215	$193	$374	$352

(1) Includes other revenue and other expense, non-income taxes on REIT leases included in other property-level expense and corporate general and administrative expense.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Total Revenues	$731	$733	$1,399	$1,417
Less: Other revenue	17	16	34	29
Less: Revenues from non-comparable hotels(1)	41	83	100	166
Comparable Hotel Revenue	$673	$634	$1,265	$1,222

(1) Includes revenues from Park's non-comparable hotels and rental revenues from office space and antenna leases located at our hotels.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Comparable Hotel Revenues	$673	$634	$1,265	$1,222
Comparable Hotel Adjusted EBITDA	$215	$193	$374	$352
Comparable Hotel Adjusted EBITDA margin	31.9%	30.4%	29.6%	28.8%

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

NAREIT FFO AND ADJUSTED FFO

(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net income attributable to stockholders	$216	$112	$366	$2,462
Depreciation and amortization expense	69	73	139	143
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Gain on sales of assets, net	(7)	—	(96)	—
Gain on sale of investments in affiliates(1)	(108)	—	(108)	—
Equity investment adjustments:
Equity in earnings from investments in affiliates	(8)	(8)	(12)	(12)
Pro rata FFO of investments in affiliates	10	10	20	18
NAREIT FFO attributable to stockholders	171	186	307	2,609
Loss on foreign currency transactions	4	4	3	3
Transition expense	—	1	2	2
Severance expense	1	—	1	—
Share-based compensation expense	4	4	8	7
Other items(2)	7	(22)	3	(2,310)
Adjusted FFO attributable to stockholders	$187	$173	$324	$311

NAREIT FFO per share - Diluted(3)	$0.85	$0.87	$1.49	$12.19
Adjusted FFO per share - Diluted(3)	$0.93	$0.81	$1.57	$1.45
Weighted average shares outstanding - Diluted	201	215	206	214

(1)	Included in other gain (loss), net.
(2)

The three and six months ended June 30, 2017 includes an income tax benefit from the derecognition of deferred tax liabilities of $24 million and $2,312 million, respectively, associated with Park’s intent to elect REIT status.

(3)	Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income	$465	$493
Depreciation and amortization expense	285	285
Interest income	(5)	(5)
Interest expense	126	127
Income tax expense	14	15
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	24	24
EBITDA	909	939
Transition expense	4	4
Severance expense	1	1
Share-based compensation expense	16	16
Gain on sale of assets, net	(96)	(96)
Gain on sale of investments in affiliates	(108)	(108)
Other items (1)	4	4
Adjusted EBITDA	$730	$760

(1)	Includes loss on foreign currency transactions of $3 million.

PARK HOTELS & RESORTS INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

2018 OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND

ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share amounts)

	Year Ending
	December 31, 2018
	Low Case	High Case
Net income attributable to stockholders	$461	$486
Depreciation and amortization expense	285	285
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(96)	(96)
Gain on sale of investments in affiliates	(108)	(108)
Equity investment adjustments:
Equity in earnings from investments in affiliates	(21)	(21)
Pro rata FFO of equity investments	36	36
NAREIT FFO attributable to stockholders	553	578
Transition expense	4	4
Severance expense	1	1
Share-based compensation expense	16	16
Other items (1)	4	4
Adjusted FFO attributable to stockholders	$578	$603
Adjusted FFO per share - Diluted(2)	$2.84	$2.96
Weighted average diluted shares outstanding	203.8	203.8

(1)     Includes loss on foreign currency transactions of $3 million.

(2)     Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.

DEFINITIONS

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude:

•	Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction expense associated with the potential disposition of hotels or acquisition of a business;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty and impairment losses; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, including both comparable and non-comparable hotels but excluding hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.

Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

NAREIT FFO attributable to stockholders, Adjusted FFO attributable to stockholders NAREIT FFO per share - diluted and Adjusted FFO per share - diluted

NAREIT FFO attributable to stockholders and NAREIT FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes NAREIT FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently. The Company calculates NAREIT FFO per diluted share as NAREIT FFO divided by the number of fully diluted shares outstanding during a given operating period.

The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts NAREIT FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:

•	Gains or losses on foreign currency transactions;
•	Transition expense related to the Company’s establishment as an independent, publicly traded company;
•	Transaction expense associated with the potential disposition of hotels or acquisition of a business;
•	Severance expense;
•	Share-based compensation expense;
•	Casualty losses;
•	Litigation gains and losses outside the ordinary course of business; and
•	Other items that management believes are not representative of the Company’s current or future operating performance.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.

Average Daily Rate

ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR are presented on a currency neutral basis (prior periods are reflected using current period exchange rates), unless otherwise noted.

Comparable Hotels

The Company presents certain data for its consolidated hotels on a comparable hotel basis as supplemental information for investors. The Company defines its comparable hotels as those that: (i) were active and operating in its portfolio since January 1st of the previous year; and (ii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. The Company presents comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its comparable hotels. Of the 46 hotels that are consolidated as of June 30, 2018, 44 hotels have been classified as comparable hotels. Due to the conversion, or planned conversions, of a significant number of rooms at the Hilton Waikoloa Village in 2017 to HGV timeshare units, and due to the effects of the hurricane at the Caribe Hilton in Puerto Rico and the expected continued effects from business interruption in 2018, the results from these properties were excluded from comparable hotels. The Company’s comparable hotels also exclude the 12 consolidated hotels that were sold in January and February 2018.